UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 24, 2006

PREMIER FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	61-1206757
(State or other jurisdiction of incorporation organization)	(I.R.S. Employer Identification No.)

2883 Fifth Avenue Huntington, West Virginia	25702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (304) 525-1600

Not Applicable
Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

PREMIER FINANCIAL BANCORP, INC,

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.01 - Regulation FD Disclosure

On April 24, 2006, the Company (Premier) issued a press release announcing the termination by the Federal Reserve Bank of Cleveland (FRB) of its January 29, 2003 Written Agreement with the FRB.  In a notice posted on the FRB’s website on April 20, 2006, (www.federalreserve.gov), the Federal Reserve Bank noted that Premier has fully satisfied all of the provisions of the Written Agreement.   In addition to required steps designed to improve the financial strength of Premier, the agreement restricted Premier’s ability to pay common stock dividends, pay quarterly distributions on Premier’s Trust Preferred Securities, and to initiate early redemptions of the Trust Preferred Securities without written permission from the FRB. With the termination of the written agreement, these restrictions have been lifted.

Item 9.01. Financial Statements and Exhibits

(c) Exhibit 99.1 - Press Release dated April 24, 2006.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER FINANCIAL BANCORP, INC.
                                                     (Registrant)

/s/ Brien M. Chase
Date: April 24, 2006                         Brien M. Chase, Vice President
      and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated April 24, 2006 captioned “Premier Financial Bancorp, Inc. Announces Termination of Written Agreement with Federal Reserve Bank of Cleveland.”